Exhibit 99.1

[Letterhead of Stonehenge Partners, Inc.]

                                                                                    October 11, 2005

Mr. Michael H. Jordan

Chairman and CEO

EDS

5400 Legacy Drive

H2-8W-15

Plano, TX  75024

Dear Mike:

Effective at the end of the October board meeting, I will resign from the EDS Board of Directors.  The decision to hang up my EDS spikes reflects several factors.  First, I have served since 1996 and am respectful of the governance need to keep fresh minds in board seats.  Second, you have done a good job of recruiting a capable set of new directors.  Third, I feel like the timing is right; i.e., when the company has excellent positive momentum.

I have great admiration for the extraordinary impact you and your leadership team are having on the growing strength of EDS in the marketplace.  I intend to remain as a large shareholder with high expectations.

My best wishes for great success in 2006 and beyond.  I will be on the sidelines, but rooting for EDS success!

Best personal regards.

                                                                                            Sincerely,

                                                                                            /S/ BOB

                                                                                            C. Robert Kidder